UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 9, 2014

DUKE REALTY CORPORATION
DUKE REALTY LIMITED PARTNERSHIP
(Exact name of registrant specified in its charter)

Duke Realty Corporation:

Indiana	1-9044	35-1740409
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

Duke Realty Limited Partnership:

Indiana	0-20625	35-1898425
(State of	(Commission	(IRS Employer
Formation)	File Number)	Identification No.)

600 East 96th Street
Suite 100
Indianapolis, IN 46240
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (317) 808-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On October 9, 2014, Duke Realty Limited Partnership, an Indiana limited partnership (the “Operating Partnership”), as borrower, Duke Realty Corporation, an Indiana corporation (the “General Partner”), as general partner and guarantor, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Runners, JPMorgan Chase Bank, N.A., as Administrative Agent, Wells Fargo, National Association, as Syndication Agent, and the several banks, financial institutions and other entities from time to time parties thereto as lenders entered into an Amended and Restated Revolving Credit and Term Loan Agreement (the “Agreement”) pursuant to which the lenders thereunder agreed to (1) extend the term of the Operating Partnership’s existing unsecured revolving credit facility (the “Revolving Credit Facility”) until January 15, 2019 with two six-month extension options, and to raise the total possible aggregate commitment under the Revolving Credit Facility to $1.6 billion and (2) extend the term of the Operating Partnership’s existing term loan (the “Term Loan Facility”) until January 15, 2019 with a one year extension option. Under the Agreement, the Revolving Credit Facility was increased to $1.2 billion from $850 million with the accordion feature remaining at up to $400 million for an aggregate total possible commitment of up to $1.6 billion. In addition, under the Agreement, the Revolving Credit Facility now bears interest at a rate equal to 1.05 percent over the applicable LIBOR rate based on the Operating Partnership’s current credit ratings, plus a facility fee of .20 percent. Under the Agreement, the Term Loan Facility remains at $250 million with an accordion feature remaining at up to $100 million for an aggregate total possible commitment of $350 million. Under the Agreement, the Term Loan now bears interest at a rate equal to 1.15 percent over the applicable LIBOR rate based on the Operating Partnership’s current credit ratings. The Agreement contains customary representations, covenants (including certain financial tests applicable to the Operating Partnership) and defaults. The General Partner and certain of its subsidiaries have guaranteed all obligations of the Operating Partnership under the Agreement.

The Agreement replaces (1) the Seventh Amended and Restated Revolving Credit Agreement dated as of November 18, 2011 (the “Old Credit Agreement”), by and among the Operating Partnership, the General Partner, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and the several banks, financial institutions and other entities from time to time parties thereto as lenders and (2) the Term Loan Agreement dated as of May 14, 2013 (the “Term Loan Agreement”), by and among the Operating Partnership, the General Partner, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, and the several banks, financial institutions and other entities from time to time parties thereto as lenders. The Old Credit Agreement was scheduled to terminate on December 1, 2015 and the Term Loan Agreement was scheduled to mature on May 14, 2018.

The Operating Partnership presently expects that it would use the proceeds from any future borrowings under the Revolving Credit Facility for general corporate purposes. The Term Loan Facility is currently fully drawn with the exception of the accordion feature.

Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, the description herein of the Credit Facility and the Term Loan Facility is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Agreement filed as Exhibit 10.1 hereto.

Item 1.02.    Termination of a Material Definitive Agreement

The information set forth in Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1
Amended and Restated Revolving Credit Agreement and Term Loan Agreement, dated October 9, 2014, by and among Duke Realty Limited Partnership, Duke Realty Corporation, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and the several banks, financial institutions and other entities from time to time parties thereto as lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DUKE REALTY CORPORATION

By:	/s/ Ann C. Dee
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

DUKE REALTY LIMITED PARTNERSHIP

By: Duke Realty Corporation, its general partner

/s/ Ann C. Dee
Ann C. Dee
Executive Vice President, General Counsel and Corporate Secretary

Dated: October 10, 2014